Exhibit 21
                                                        ----------


                         Citizens Communications Company
                                 Subsidiary List

Citizens Business Services Company
Citizens Cable Company
   Subsidiary of Citizens Cable Company:
       NCC Systems, Inc.
Citizens Capital Ventures Corp.
Citizens Consumers Services, Inc.
Citizens Directory Services Company, Inc.
Citizens Directory Services Company L.L.C.
Citizens Energy Personnel Company LLC
Citizens International Management Services Company
Citizens Louisiana Accounting Company
Citizens Mohave Cellular Company
Citizens NEWCOM Company
Citizens NEWTEL Company
Citizens Pennsylvania Company LLC
Citizens Public Works Service Company of Arizona
Citizens Resources Company
Citizens SERP Administration Company
Citizens Solutions Company
Citizens Southwestern Capital Corporation
Citizens Telecommunications Company
Citizens Telecommunications Company of California, Inc.
Citizens Telecommunications Company of Colorado
Citizens Telecommunications Company of Idaho
Citizens Telecommunications Company of Illinois
Citizens Telecommunications Company of Iowa
Citizens Telecommunications Company of Minnesota, Inc.
Citizens Telecommunications Company of Montana
Citizens Telecommunications Company of Nebraska
Citizens Telecommunications Company of Nebraska LLC
Citizens Telecommunications Company of Nevada
Citizens Telecommunications Company of New York, Inc.
Citizens Telecommunications Company of North Dakota
Citizens Telecommunications Company of Oregon
Citizens Telecommunications Company of Tennessee L.L.C.
Citizens Telecommunications Company of the Golden State
Citizens Telecommunications Company of the Volunteer State LLC Citizens Telecommunications Company of the White Mountains, Inc. Citizens Telecommunications Company of Tuolumne
Citizens Telecommunications Company of Utah
Citizens Telecommunications Company of Virginia
Citizens Telecommunications Company of West Virginia
Citizens Telecommunications Company of Wyoming
Citizens Telecommunications Company of Wyoming LLC
Citizens Telecom Services Company LLC
Citizens Utilities Company of California
Citizens Utilities Rural Company, Inc.
Citizens Utilities Water Company of Pennsylvania
Citizens Water Resources Company
Citizens Water Resources Company of Arizona
Citizens Water Services Company of Arizona
Conference-Call USA, Inc.
CTC of Colorado LLC
CTC Green Company, Inc.
CU Capital LLC
   Subsidiary of CU Capital LLC:
       Electric Lightwave, LLC
CU Wireless Management L.L.C.
Flowing Wells, Inc.
Frontier Cellular of Alabama, Inc. (1)
Frontier Communications of AuSable Valley, Inc.
Frontier Communications of New York, Inc.
Frontier Communications of Rochester, Inc.
Frontier Communications of Seneca-Gorham, Inc.
Frontier Communications of Sylvan Lake, Inc.
Frontier Subsidiary Telco LLC
   Subsidiaries of Frontier Subsidiary Telco LLC:
     Frontier Cable of Mississippi, Inc.
     Frontier Communications - Midland, Inc
     Frontier Communications - Prairie, Inc.
     Frontier Communications - Schuyler, Inc.
      Subsidiary of Frontier Communications - Schuyler, Inc.:
       Schuyler Cellular, Inc.
     Frontier Communications - St. Croix, Inc.
      Subsidiary of Frontier Communications - St. Croix, Inc.:
       Frontier Cable of Wisconsin, Inc.
     Frontier Communications of Alabama, Inc.
     Frontier Communications of America, Inc.
     Frontier Communications of Breezewood, Inc.
     Frontier Communications of Canton, Inc.
     Frontier Communications of DePue, Inc.
      Subsidiary of Frontier Communications of DePue, Inc.:
       DePue Communications, Inc.
     Frontier Communications of Fairmount, Inc.
      Subsidiary of Frontier Communications of Fairmount, Inc.:
       Fairmount Cellular, Inc.

(1)Owned by: Frontier Communications of the South, Inc.; Frontier Communications of Alabama, Inc.; and Frontier Communications of Lamar County, Inc.

     Frontier Communications of Georgia, Inc.
     Frontier Communications of Illinois, Inc.
     Frontier Communications of Indiana, Inc.
     Frontier Communications of Iowa, Inc.
     Frontier Communications of Lakeside, Inc.
     Frontier Communications of Lakewood, Inc.
     Frontier Communications of Lamar County, Inc.
     Frontier Communications of Michigan, Inc.
     Frontier Communications of Minnesota, Inc.
     Frontier Communications of Mississippi, Inc.
     Frontier Communications of Mondovi, Inc.
     Frontier Communications of Mt. Pulaski, Inc.
     Frontier Communications of Orion, Inc.
      Subsidiary of Frontier Communications of Orion, Inc.:
       O.T. Cellular Telephone Company.
     Frontier Communications of Oswayo River, Inc.
     Frontier Communications of Pennsylvania, Inc.
     Frontier Communications of the South, Inc.
     Frontier Communications of Thorntown, Inc.
      Subsidiary of Frontier Communications of Thorntown, Inc.:
       Frontier Cable of Indiana, Inc.
     Frontier Communications of Viroqua, Inc.
     Frontier Communications of Wisconsin, Inc.
     Frontier InfoServices, Inc.
Frontier TechServ, Inc.
Frontier Telephone of Rochester, Inc.
Havasu Water Company, Inc.
Navajo Communications Company, Inc.
Ogden Telephone Company
   Subsidiaries of Ogden Telephone Company:
     NewOp Communications Corporation
     Phone Trends, Inc.
Rhinelander Telecommunications, Inc.
   Subsidiaries of Rhinelander Telecommunications, Inc.:
     New North Telecommunications, Inc.
     Rhinelander Telephone Company
      Subsidiaries of Rhinelander Telephone Company:
        Rib Lake Cellular for Wisconsin RSA #3, Inc.
        Rib Lake Telecom, Inc.
Sun City Sewer Company
Sun City Water Company
Sun City West Utilities Company
Tubac Valley Water Company, Inc.

LLC Members are:
   Citizens Communications Company
   Citizens Telecommunications Company

Sole LLC Member of Citizens Energy Personnel Company LLC
Sole LLC Member of Citizens Pennsylvania Company LLC
Sole LLC Member of Citizens Telecommunications Company of Nebraska LLC Sole LLC Member of Citizens Telecommunications Company of Wyoming LLC Sole LLC Member of CTC of Colorado LLC
Sole LLC Member of CU Capital LLC
Sole LLC Member of Frontier Subsidiary Telco LLC
   Citizens Communications Company

Sole LLC Member of Citizens Telecom Services Company L.L.C.
   Citizens NEWTEL Company

Sole LLC Member of Electric Lightwave, LLC
   CU Capital LLC

Citizens Communications Company is a Partner in the following partnerships:
   Citizens Utilities Capital L.P. (EPPICS)
   Mohave Cellular Limited Partnership